                              THE BURNHAM FUND INC.

             Report of Purchase of Securities Pursuant to Rule 10f-3


A. Basic Information

     1. Name of Issuer: American Italian Pasta Company

     2. Description of securities and terms of transactions: A newly offered company, American Italian Pasta Company is the third largest and one of the fastest growing producers and marketers of pasta in North America.

     3. Price per unit: $18.00

     4. (a) Commission per unit: $1.24
        (b) Commission as a percentage of price: 6.89%

     5. Size of offering: 7,900,000 shares

     6. (a) Size of purchase: 1,200 shares
        (b) Purchase as a percentage of total offering: .015%

     7. Date of offering to public: October 8, 1997

     8. Date and time of purchase: Priced at market close on date of offering

     9. Name of selling dealer: Morgan Stanley Dean Witter Inc.

     10. Names of other members of the underwriting syndicate: see attached list

     11. Information relating to commissions charged in recent comparable offerings and other factors considered in determining that the commissions paid are fair and reasonable as set forth in Appendix A attached hereto.

     12. Information relating to the reason for purchase and the factors considered in the decision to purchase are set forth in Appendix A attached hereto.*

--------------------------------------------------------------------------------

* To the extent that certain of the basic information, such as terms of the transaction and identity of the underwriting syndicate members, may be contained in an offering prospectus, that prospectus may be attached to this Report and made a part hereof.

                                  UNDERWRITERS

     Under the terms and subject to the conditions in the Underwriting Agreement dated the date hereof (the 'Underwriting Agreement'), the U.S. Underwriters named below for whom Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated, Goldman, Sachs & Co. and George K. Baum & Company are acting as U.S. Representatives, and the International Underwriters named below for whom Morgan Stanley & Co. International Limited, BT Alex. Brown International, a division of Bankers Trust International PLC, Goldman Sachs International and George K. Baum & Company are acting as International Representatives, have severally agreed to purchase, and the Company has agreed to sell to them, severally, the respective numbers of shares of Class A Common Stock set forth opposite the names of such Underwriters below:

                                                                                                        NUMBER OF
                                                NAME                                                     SHARES
                                              --------                                                 ----------

U.S. Underwriters:
     Morgan Stanley & Co. Incorporated...............................................................   1,320,000
     BT Alex. Brown Incorporated.....................................................................   1,320,000
     Goldman, Sachs & Co.............................................................................   1,320,000
     George K. Baum & Company........................................................................   1,320,000
     Burnham Securities Inc..........................................................................      80,000
     Donaldson, Lufkin & Jenrette Securities Corporation.............................................     160,000
     A.G. Edwards & Sons, Inc........................................................................     160,000
     Furman Selz LLC.................................................................................      80,000
     J.J.B. Hilliard, W.L. Lyons, Inc................................................................      80,000
     Janney Montgomery Scott Inc.....................................................................      80,000
     Edward D. Jones & Co., LP.......................................................................      80,000
     Kirkpatrick, Pettis, Smith, Polian Inc..........................................................      80,000
     Merrill Lynch, Pierce, Fenner & Smith Incorporated..............................................     160,000
     Prudential Securities Incorporated..............................................................     160,000
     The Robinson-Humphrey Company, Inc..............................................................      80,000
     Smith Barney Inc................................................................................     160,000
     Stephens Inc....................................................................................      80,000
                                                                                                        ---------
          Subtotal...................................................................................   6,720,000
                                                                                                        ---------
International Underwriters:
     Morgan Stanley & Co. International Limited......................................................     295,000
     BT Alex. Brown International, a division of Bankers Trust International PLC.....................     295,000
     Goldman Sachs International.....................................................................     295,000
     George K. Baum & Company........................................................................     295,000
                                                                                                        ---------
          Subtotal...................................................................................   1,180,000
                                                                                                        ---------
               Total.................................................................................   7,900,000
                                                                                                        ---------
                                                                                                        ---------

                               APPENDIX A
                   TO BE COMPLETED BY INVESTMENT MANAGER

     I. Information Relating to Commissions Charged in Comparable Offerings.

     Due to the nature of the business that American Italian Pasta Company is engaged in, there are no comparable offerings. Please see the attached explanation.

     II. Information Relating to the Reason for Purchase.

     American Italian Pasta Company is a quality security suitable for the Fund based on its outlook.

A.        CERTFICATE OF COMPLIANCE WITH RULE 10F-3 PROCEDURES.
--------------------------------------------------------------

        Based on the review of terms of the foregoing purchase, it has been determined that:

        1. The securities to be purchased have been registered under the Securities Act of 1933, municipal securities defined in Section 3(a)(29) of the Securities Exchange Act of 1934, foreign securities issued in an "Eligible Foreign Offering" and Rule 144A securities issued in an "Eligible Rule 144A offering". "Eligible Rule 144A offerings" will encompass both foreign and domestic Rule 144A securities and are being offered pursuant to an underwriting agreement committing the underwriters to purchase all the securities being offered, except those purchased by others pursuant to a rights of offering, if any are purchased.

        2. The securities are purchased at not more than the public offering price prior to the end of the first full business day after the first date on which the issue is offered to the public, if not offered for subscription upon exercise of rights or, if so offered, purchased on or before the fourth day preceding the day on which the rights offering terminates.

        3. The commission (spread) to be received by the principal underwriters is reasonable and fair compared to the commission (spread) received by other persons in connection with the underwriting of similar securities being sold within a comparable period of time. The characteristics to be considered in determining comparable securities include yield, rating, degree of subordination, and any other factor reasonably believed to affect underwriting spreads, such as anticipated market acceptability.

        4. (i) With respect to any issue of securities other than municipal securities, the issuer has been in continuous operation for not less than three years (including the operation of any predecessors), and (ii) with respect to any issue of municipal securities, (a) such issue shall have received an investment grade rating from at least one of the nationally recognized statistical rating organizations, or (b) if the issuer supplying the revenues from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the issue shall have received one of the highest ratings from one such rating organization.

        5. The amount of securities of the class purchased by the Fund, together with securities purchased in the same offering by other investment companies (whether or not registered) having Burnham Asset Management Corporation as the investment adviser, does not exceed 25% of the principal amount of the offering of such class.

        1. The Fund will not purchase the securities directly or indirectly from (i) an officer, director or employee of the Fund or Burnham Asset Management Corporation or (ii) a person of which any such person is an affiliated person and no such person will benefit directly or indirectly from the transaction (or otherwise allocated to the account of such persons) if the purchase is being made from a syndicate manager.

        2. The procedures approved by the Board of Directors for the purpose of assuring that the provisions of Rule 10f-3 have been complied with have been followed.

                                    Burnham Asset Management Corporation

                                    Name: /s/ MICHAEL E. BARNA
                                          ------------------------------
                                    Position: E.V.P. & ASSISTANT SEC'Y
                                             ---------------------------

Dated: 10-15-97

                                   SCHEDULE A

                        Rule 10f-3--Compliance Worksheet

Issuer of Security:   Morgan Stanley Dean Witter Inc.

Title of Security:           AMERICAN ITALIAN PASTA COMPANY

Expected Purchase date:      OCTOBER 8, 1997

Provision of Rule 10f-3                                          Compliance Check

(a)(1) Securities are either (i) part                            (a)(1) Check (i) or (ii):
of an issue registered under the 1933                                         (i)    X
Act and offered to the public, (ii)                                           (ii)
Municipal securities as defined in                                            (ii)
Section 3(a)(29) of the 1934 Act, (iii)                                       (iv)
Foreign securities issued in an "Eligible
Foreign Offering and (iv) Rule 144A
Securities issued in an "Eligible Rule 144A
Offering".

(a)(2) Securities are purchase at not                            (a)(2) NON-RIGHTS OFFERINGS:
more than the public offering price
prior to the end of the first full business                      Public offering price:              $18.00
day on which issue is first offered to the                       Fund's purchase price               $18.00
public, except if securities offered for                         First date offered:                 10/8/97
subscription on exercise of rights, purchased                    Fund's purchase date:               10/8/97
on or before the fourth day preceding the day
on which the rights offering terminates.                         RIGHTS OFFERINGS:
                                                                 Date offering terminates:           N/A
                                                                 Fund's purchase date:               N/A

(a)(3) Securities are offered in a firm
commitment underwriting, except for                              (a)(3) CHECK ONE:
rights offerings.                                                Firm commitment offering:           X
                                                                 Underwritten rights offering:

(b) Commission, spread or profit received
by principal underwriters is reasonable and                      (b) PREPARE ATTACHED SCHEDULE OF
fair compared to commissions, spreads or                         COMPARATIVE SPREADS:
profits received by other principal underwriters                 Offering price:                     $18.00
in connection with securities during a comparable                Commission or spread:               $ 1.24
period of time.                                                  Check if comparable:                X

(c) If securities are not municipal securities, the issuer       (c) FOR NON-MUNICIPAL ISSUES:
(including predecessors) has been in continuous
operation for at least three years.  For municipal                   Check if issuer in operation at leas three years: X
securities, (i) issue has received an investment grade
rating from a recognized rating agency, or (ii) if issuer            FOR MUNICIPAL ISSUES:
or entity supplying which issue to be paid (including                Check if issuer or entity providing revenues in
predecessors) has been in operation for at least three               operation for at least three years:
years, the issue has received one of the three highest                                                  ---------
ratings from a recognized rating agency.

(d) Amount purchased of any class of an issue does not          (d) Total amount of offering:
exceed 25% of principal amount of offering                      Amount purchased by Fund:
of such class.                                                  Percent of offering purchased:

(e) Securities not purchased from affiliated person of          (e) Purchases are to be made from following
the Fund or affiliated person of such affiliated person.        broker-dealer(s)
Purchase From syndicate manager not deemed a purchase
from a specific underwriter if underwriter does not             -------------------------------------------
benefit, directly or indirectly, from purchase, or allocated    -------------------------------------------
to a person from whom the Fund could not purchase.         If purchase is not made from any syndicate manager
                                                           state name of individual at that firm from whom
                                                           verification was received that purchase in question is
                                                           not a group sale:
                                                           ______________________________________________________

                                                           Date of verification;_________________________________
                                                           (check one) Phone ________   Mail _______

PURCHASE APPROVED BY:

/s/ JON M. BURNHAM                        President                 10-15-97
-------------------------------------------------------------------------------
Name                                        Title                   Date

/s/ MICHAEL E. BARNA                     CFO & Sec'y                10-15-97
-------------------------------------------------------------------------------
Name                                        Title                   Date

                              THE BURNHAM FUND INC.
                      PROCEDURES FOR PURCHASE OF SECURITIES
         PURSUANT TO RULE 10f-3 UNDER THE INVESTMENT COMPANY ACT OF 1940

        Section 10(f) of the Investment Company Act of 1940, as amended, (the "Act"), generally prohibits an investment company from acquiring, during the existence of an underwriting or selling syndicate, any securities the principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of the investment company, or is a person of which such officer, director, member of an advisory board, investment adviser or employee is an affiliated person. Rule 10f-3, however, permits an investment company to purchase such securities under the conditions set forth on pages 1 through 4.

        Pursuant to the Rule, the Board of Directors of The Burnham Fund Inc. (the "Fund"), including a majority of the disinterested directors, have adopted procedures ("Rule 10f-3 Procedures") reasonably designed to assure that purchase of securities in underwriting offerings in which an affiliate of the Fund is an underwriter comply with the Rule's provisions and the Board will review such procedures for their continued appropriateness as needed.

                                   RULE 10f-3

        Rule 10f-3 permits an investment company to purchase such securities under the following conditions:

        (1) PERMISSIBLE INVESTMENTS. The securities to be purchased are either part of the Securities Act of 1933 which is being offered to the public, municipal securities as defined Section 3(a)(29) of the Securities Exchange Act of 1934, foreign securities used in an "Eligible Foreign Offering" and Rule 144A securities issued in an "Eligible Rule 144A offering". "Eligible Rule 144A offerings" may encompass both foreign and domestic Rule 144A securities.

        (2) PRICE AND TIMING OF PURCHASE. The securities are purchased at not more than the public offering price prior to the end of the first business day after the first date on which the issue is offered to the public, if not offered for subscription upon exercise of rights, or, if so offered, are purchased on or before the fourth day preceding on which the rights offering terminates.

    An "affiliated" person of another person means any person indirectly or directly owning, controlling, or holding with power to vote, 5 percent or more of the outstanding voting securities of such other person; any person 5 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other person; any person directly or indirectly controlling, controlled by, or under common control with such other person; any officer, director, partner, co-partner, or employee of such other person; if such other person is an investment company, any investment adviser, thereof or any member of an advisory board thereof.

        (3) SECURITIES OFFERED PURSUANT TO AN UNDERWRITING AGREEMENT. The securities are offered pursuant to an underwriting agreement under which the underwriters are committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any thereof.

        (4) FAIR AND REASONABLE COMMISSION. The commission, spread or profit, received or to be received by the principal underwriters is fair and reasonable compared to the commission, spread or profit received by other persons in connection with the underwriting of similar securities being sold during a comparable period of time.*

        (5) QUALIFICATIONS OF ISSUER AND RATING OF SECURITY.

             (a) With respect to any issue of securities other than municipal securities, the issuer of such securities to be purchased shall have been in continuous operation for a period of not less than three years, including the operations of any predecessors;

             (b) With respect to any issue of municipal securities, (i) such issue shall have received an investment grade rating from at least one of the nationally recognized statistical rating organizations , or (ii) if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the issue shall have received one of the highest ratings from one such rating organization.

        (5) INVESTMENT LIMITATIONS.

             (a) The amount of securities of any class of issue to be purchased by a Fund, or by two or more investment companies having the same investment adviser, shall not exceed (i) with respect to an offering other than an Eligible Rule 144A Offering, 25 percent of the principal amount of the offering of such class, or (ii) with respect to an Eligible 144A Offering, 25 percent of the total of (1) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (2) the principal amount of the offering of such class in any concurrent public offering.


--------------------------------------------------------------------------------
* determining comparable securities, characteristics such as yield, rating and degree of subordination, as well as any other factor which it is reasonably believed may affect underwriting spreads, such as anticipated market acceptability, should be considered. Investment Company Act Release No. 10736 (June 14, 1979).

        (7) PROHIBITION OF PURCHASES FROM CERTAIN AFFILIATED PERSONS. The investment company does not purchase the securities directly or indirectly from an officer, director, member of and advisory board, investment adviser or employee of the investment company or from a person of which any such officer, director, member of an advisory board, investment adviser or employee is an affiliated person; provided, however, that a purchase from a syndicate manager shall not be deemed to be a purchase from a specific underwriter (a) so long as that underwriter does not benefit directly or indirectly from the transaction, or (b) otherwise allocated to the account of persons from whom, in accordance with this paragraph, purchases are not to be made.

        (8) TRANSACTIONS REPORTED ON FORM N-SAR. The existence of any transactions effected pursuant to this Rule shall be reported on the investment company's semi-annual report on Form N-SAR and a written record of each such transaction, setting forth from whom the securities were acquired, the identity of the underwriting syndicate's members, the terms of the transaction, and the information or materials upon which the determination described in paragraph 9(c) herein shall appear.

        (9) BOARD REVIEW OF 10f-3 PROCEDURES AND TRANSACTIONS. The Board of Directors, including a majority of the disinterested directors, (a) have previously adopted procedures, pursuant to which such purchases may be effected for the investment company, which are reasonably designed to provide that the conditions of Rule 10f-3 have been complied with, (b) the procedures for their continuing appropriateness as needed and (c) determine no less frequently than quarterly that all purchases made during the preceding quarter were effected in compliance with such procedures.

        (10) MAINTENANCE AND PRESERVATION OF RECORDS. The investment company maintains and preserves permanently in an easily accessible place a written copy of the procedures ( and any modification thereto) and maintains and preserves for a period not less than six years from the end of the fiscal year in which any transactions occurred, the first two years in an easily accessible place, a written record of each such transaction, setting forth from whom the securities were acquired, the identity of the underwriting syndicate's members, the terms of the transaction and the information or materials upon which the determination described in paragraph 9(c) herein was made.

        (11) PROCEDURES. Whenever Burnham Asset Management Corporation (the "Investment Manager") determines that it would be desirable for the Fund to purchase securities in a public offering in which an affiliate is one of the underwriters, it must ascertain that all of the requirements set forth in paragraphs 1-7 above are met, and prepare a "Report of Purchase of Securities Pursuant to Rule 10f-3" (the "Report"). A copy of the Report is attached hereto as

Schedule A. The signature of the Investment Manager on the Report will verify that a determination has been made that the various requirements of Rule 10f-3 as set forth above have been met with respect to the purchase. Under no circumstances may securities be purchased from an affiliate.

        The Investment Manager will report to the Board of Directors with respect to each purchase made pursuant to these Rule 10f-3 Procedures, using the Reports to enable the Board of Directors at least quarterly to determine that all such purchases made during the preceding quarter have complied with the procedures.

        The Investment Manager shall cause the Board of Directors to review the Rule 10f-3 Procedures to determine whether they continue to be appropriate whenever the Investment Manager believes that such procedures are not effective in insuring that the commission, spread or profit is reasonable and fair. The Board of Directors will approve such procedures as needed, for their continuing appropriateness.

        A copy of these Rule 10f-3 Procedures and the form of Report will be permanently maintained by the Fund in an easily accessible place. In addition, the record of each purchase will be maintained for six years after such purchases (the first two years in an easily accessible place).

        Finally, the purchase will be recorded on the Fund's semi-annual report on Form N-SAR to be filed with the Securities and Exchange Commission. The Investment Manager will advise the Fund on a quarterly basis of each purchase made pursuant to these Rule 10f-3 Procedures to insure that the proper notation is made on Form N-SAR.